                                                                    EXHIBIT 99.1


NEWS RELEASE


                                                                        CONTACT:
                                                                  John Greenagel
                                                        Corporate Communications
                                                                  (408) 749-3310

                                                                    Toni Beckham
                                                              Investor Relations
                                                                   (408)749-3127


                       AMD REPORTS FIRST QUARTER RESULTS

--AMD earns a record $189.3 million, or $1.15 per share, on record quarterly sales--

     SUNNYVALE, CA -- April 12, 2000 -- AMD today reported record sales of $1,092,029,000 and record net income of $189,349,000 for the quarter ended April 2, 2000. Net income amounted to $1.15 per diluted share. The company reported strong growth in each of its product groups - the Computation Products Group, the Memory Group, and the Communications Group.

     Total revenues grew by 13 percent over the immediate-prior quarter ended December 26, 1999, and by 73 percent over the like period of 1999. In the immediate-prior quarter, AMD reported sales of $968,710,000 and net income of $65,080,000, or $0.43 per diluted share. In the first quarter of 1999, AMD reported sales of $631,593,000, and a net loss of $128,367,000, or $0.88 per share.

                                    -more-

      "AMD had the best quarter in its history," said W.J. Sanders III, chairman and chief executive officer. "Each of our product groups reported significant growth in the first quarter. Led by strength in PC processors and Flash memory sales, sales from AMD's three product groups grew by more than 13 percent sequentially and by more than 83 percent over the comparable period of 1999.

     "Unit sales of AMD Athlon(TM) processors increased by 50 percent to 1.2 million units," Sanders continued. "Total PC processor revenues grew 14 percent sequentially and by more than 65 percent over the first quarter of 1999. Total unit sales, including AMD Athlon and AMD-K6(R) family processors, reached a new record at nearly 6.5 million units. Reflecting a richer PC processor portfolio with the industry's broadest range of high-performance solutions, revenues from AMD Athlon processors exceeded revenues from AMD-K6 family processors."

      During the quarter, AMD introduced the industry's first 1-gigahertz (GHz) PC processor and 850-, 900-, and 950-megahertz (MHz) versions of the AMD Athlon processor. AMD also began sampling two new versions of the AMD Athlon processor family that incorporate on-chip L2 cache. The first, code-named "Thunderbird," is targeted at the performance segment of the PC market. The second, code-named "Spitfire," is targeted at the value segment. Both products are planned for shipment later this quarter.

     The company also commenced shipments of a 550-MHz AMD-K6-2 processor targeted at the value segment of the desktop PC market and a 500-MHz AMD-K6-2 processor for mobile systems.

     The company reported that continuing strong demand for Flash memory devices coupled with extraordinary operational execution resulted in record sales of $327 million for the Memory Group, an increase of 19 percent from the immediate-prior quarter and more than 150 percent from the comparable period of 1999. During the quarter, AMD concluded multi-year agreements with Alcatel and Cisco Systems to supply Flash memory products. AMD said it expects that demand for Flash memory devices will continue to exceed supply for the remainder of the year and into 2001.

                                    -more-

     Communications Group sales increased by 7 percent over the immediate-prior quarter and by 59 percent over the first quarter of 1999 driven by strength in telecommunications line-card circuits and devices for physical-layer Ethernet solutions.

     "Demand continues to be strong across each of our product groups. With a stronger product portfolio than at any time in our history, we look forward to continuing growth," Sanders concluded.


Current Outlook

     The company's outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially.

     The company currently projects sales in the second quarter to be modestly higher than the record level of the first quarter. The company's current overall outlook is based on the following projections for its major product lines:

      The company expects that unit shipments of PC processors could approach the record level of the first quarter. Unit shipments of AMD Athlon processors are expected to increase to 1.8 million units, resulting in a richer mix and a higher blended average selling price and higher revenues for PC processors.

     Communications Group sales are projected to grow by more than 10 percent over first-quarter levels.

      AMD projects that Memory Group sales will grow in the high single-digit range over the first quarter and resume double-digit growth in the third and fourth quarters of 2000. The company believes that demand for Flash memory products will continue to exceed supply.

      With the Semiconductor Industry Association forecasting worldwide growth in the range of 20 to 25 percent in 2000, the company believes it will continue to grow faster than the industry, with total sales growth of more than 50 percent for the year as a whole.

                                    -more-

AMD Teleconference

     AMD will hold a teleconference for the financial community at 2:30 PM Pacific Standard Time today to discuss first-quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at http://www.amd.com or
                                  ------------------
http://www.streetfusion.com. The webcast will be available for two weeks after
---------------------------
the teleconference.

    AMD will also provide a telephone recording of the teleconference, which will be available at approximately 4:30 PM PT today. Interested persons may listen to the playback of the teleconference by calling the following toll-free number: 1-800-633-8284 and entering the code number 14739320.

Cautionary Statement

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the company's products will continue at current or greater levels, or that the company will continue to grow revenues. There are also risks that the company will not be able to produce the AMD Athlon processor in the volume, speed mix or with the feature set necessary to meet customer requirements and the company's plans and goals; that Intel Corporation pricing, marketing programs, new product introductions or other activities targeted the company's processor business will prevent attainment of the company's current processor sales plans; that third parties may not provide timely or adequate infrastructure solutions to support the AMD Athlon processor, including new derivative products scheduled to begin shipment in the second quarter, and that the company will not be able to grow demand for its PC processors sufficiently to utilize fully its processor production capacity. We urge investors to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings, including but not limited to the report on Form 10-K for the year ended December 26, 1999.

                                    -more-

About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets. AMD produces microprocessors, flash memories, and integrated circuits for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $2.9 billion in 1999. (NYSE: AMD).

                                     -30-

WORLD WIDE WEB: Press announcements and other information about AMD are available on the Internet via the World Wide Web. Type http://www.amd.com at the URL prompt.

NOTE TO EDITOR: Readers may obtain additional information by calling 1 (800) 222-9323 or (408) 749-3060. Technical Support Email: hw.support@amd.com.
                                                     ------------------
AMD, the AMD logo, AMD Athlon and combinations thereof are trademarks of Advanced Micro Devices, Inc. in the United States and other jurisdictions.

Advanced Micro Devices, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands except per share amounts)

                                                                                  Quarter Ended
                                                                                   (Unaudited)
--------------------------------------------------------------------------------------------------------------------
                                                                    Apr. 2,             Dec. 26,           Mar. 28,
                                                                     2000                1999               1999
--------------------------------------------------------------------------------------------------------------------
Net sales                                                         $1,092,029          $ 968,710           $ 631,593

Cost of sales                                                        605,757            581,545             450,431
Research and development                                             161,297            150,936             159,946
Marketing, general and
    administrative                                                   144,306            158,803             127,310
Restructuring and other
    special charges                                                        -              5,700              15,016

--------------------------------------------------------------------------------------------------------------------
                                                                     911,360            896,984             752,703

--------------------------------------------------------------------------------------------------------------------

Operating income (loss)                                              180,669             71,726            (121,110)

Interest income and other, net                                        21,128              6,958              10,768
Interest expense                                                    (11,479)           (12,370)             (20,763)

--------------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes
    and equity in joint venture                                      190,318             66,314            (131,105)

Benefit for income taxes                                                   -                  -              (5,473)

--------------------------------------------------------------------------------------------------------------------

Income (loss) before equity
    in joint venture                                                 190,318             66,314            (125,632)

Equity in net loss of joint venture                                    (969)            (1,234)              (2,735)

--------------------------------------------------------------------------------------------------------------------

Net income (loss)                                                   $189,349            $65,080            (128,367)

--------------------------------------------------------------------------------------------------------------------

Net income (loss) per common share
  - Basic                                                             $ 1.25             $ 0.44            $  (0.88)
  - Diluted                                                           $ 1.15             $ 0.43            $  (0.88)

--------------------------------------------------------------------------------------------------------------------

Shares used in per share
    calculation
  - Basic                                                            150,880            148,029             145,909
  - Diluted                                                          171,942            152,750             145,909

--------------------------------------------------------------------------------------------------------------------

Advanced Micro Devices, Inc.
CONSOLIDATED BALANCE SHEETS*
(Thousands)

                                                                                         April 2,                  Dec. 26,
                                                                                           2000                      1999
------------------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
      Cash, cash equivalents and short-term investments                                 $   919,183               $   596,511
      Accounts receivable, net                                                              408,148                   429,809
      Inventories                                                                           204,965                   198,213
      Deferred income taxes                                                                  55,956                    55,956
      Prepaid expenses and other current assets                                             144,621                   129,389

------------------------------------------------------------------------------------------------------------------------------

              Total current assets                                                        1,732,873                 1,409,878

Property, plant and equipment, net                                                        2,475,889                 2,523,236
Investment in joint venture                                                                 265,871                   273,608
Other assets                                                                                163,594                   170,976

------------------------------------------------------------------------------------------------------------------------------

                                                                                        $ 4,638,227               $ 4,377,698
==============================================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
      Notes payable to banks                                                            $     3,769               $         -
      Accounts payable                                                                      317,302                   387,193
      Accrued compensation and benefits                                                     131,414                    91,900
      Accrued liabilities                                                                   266,324                   273,689
      Income tax payable                                                                     14,396                    17,327
      Deferred income on shipments to distributors                                          108,666                    92,917
      Current portion of long-term debt, capital
        lease obligations and other                                                          68,209                    47,626
------------------------------------------------------------------------------------------------------------------------------

              Total current liabilities                                                     910,080                   910,652

Deferred income taxes                                                                        59,976                    60,491
Long-term debt, capital lease obligations and other,
  less current portion                                                                    1,469,799                 1,427,282

Stockholders' equity:
      Capital stock:
          Common stock, par value                                                             1,543                     1,496
      Capital in excess of par value                                                      1,174,518                 1,121,956
      Retained earnings                                                                   1,062,584                   873,235
      Accumulated other comprehensive loss                                                 (40,273)                  (17,414)
------------------------------------------------------------------------------------------------------------------------------

              Total stockholders' equity                                                  2,198,372                 1,979,273

------------------------------------------------------------------------------------------------------------------------------

                                                                                        $ 4,638,227               $ 4,377,698
==============================================================================================================================

* Amounts as of April 2, 2000 are unaudited. Amounts for December 26, 1999 are derived from the December 26, 1999 audited financial statements.


  Advanced Micro Devices, Inc.                                              INFORMATION ONLY
  -------------------------------------------------------------------------------------------------------------------
  NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS*
  (Includes Pre-Tax FASL Investment Equity Loss (Income) in Operating Income (Loss))
  -------------------------------------------------------------------------------------------------------------------
  (Thousands except per share amounts)
                                                                                    Quarter Ended
                                                                                     (Unaudited)
---------------------------------------------------------------------------------------------------------------------
                                                                     Apr. 2,             Dec. 26,            Mar. 28,
                                                                       2000                 1999                1999
---------------------------------------------------------------------------------------------------------------------
  Net sales                                                      $1,092,029             $968,710            $631,593

  Cost of sales                                                     605,757              581,545             450,431
  Loss from equity
     investment in FASL                                               1,659                2,117               4,636
  Research and development                                          161,297              150,936             159,946
  Marketing, general and
     administrative                                                 144,306              158,803             127,310
  Restructuring and other
     special charges                                                      -                5,700              15,016

---------------------------------------------------------------------------------------------------------------------
                                                                    913,019              899,101             757,339

---------------------------------------------------------------------------------------------------------------------

  Operating income (loss)                                           179,010               69,609           (125,746)

  Interest income and other, net                                     21,128                6,958              10,768
  Interest expense                                                 (11,479)             (12,370)            (20,763)

---------------------------------------------------------------------------------------------------------------------

  Income (loss) before income taxes                                 188,659               64,197           (135,741)

  Benefit for income taxes                                                -                    -             (5,473)
  Benefit for taxes on
     equity loss in FASL                                              (690)                (883)             (1,901)

---------------------------------------------------------------------------------------------------------------------

  Net income (loss)                                                $189,349             $ 65,080         $ (128,367)

---------------------------------------------------------------------------------------------------------------------

  Net income (loss) per common share
   - Basic                                                           $ 1.25               $ 0.44            $ (0.88)
   - Diluted                                                         $ 1.15               $ 0.43            $ (0.88)

---------------------------------------------------------------------------------------------------------------------

  Shares used in per share
     calculation
   - Basic                                                          150,880              148,029             145,909
   - Diluted                                                        171,942              152,750             145,909

---------------------------------------------------------------------------------------------------------------------

* The above statements of operations are not in accordance with generally accepted accounting principles (GAAP) in that the pre-tax equity loss of FASL has been reclassified and included in the determination of operating income
(loss). Net income (loss) and related net income (loss) per common share amounts are the same as those reported under GAAP.

                                      AMD
                            Selected Corporate Data
                                  (Unaudited)

------------------------------------------------------------------------------------------------------------------------------

Segment Breakdown                                          Q1    '00                   Q4    '99                Q1    '99
-----------------                                  % of Sales    Revenue       % of Sales    Revenue    % of Sales     Revenue
                                                   ----------    -------       ----------    -------    ----------     -------

-------------------------------------------------------------------------------------------------------------------------------
AMD segment:

       Computation Products Group                       59          $644M          60          $577M          63          $395M

       Memory Group                                     30           327M          29           275M          20           126M

       Communications Group                              9           101M           9           94M           10            64M

       Other                                             2           20M            2           23M            0             0

Vantis segment:

       Vantis                                            0            0             0            0             7            47M

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

Other Data                                               Q1 '00                     Q4 '99                    Q1 '99
----------                                               ------                     ------                    ------
-------------------------------------------------------------------------------------------------------------------------------
Depreciation
and Amortization                                         $128M                      $130M                     $127M

Capital Additions                                        $129M                      $126M                      200M

Headcount                                                13,398                     13,354                    13,803

-------------------------------------------------------------------------------------------------------------------------------
International Sales                                        59%                        63%                       58%

Research and Development                                 $161M                      $151M                      $160M

EBITDA                                                   $309M                      $202M                      $6.4M